CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM



First Investors Government Fund, Inc.
95 Wall Street
New York, New York  10005


We consent to the use in Post-Effective Amendment No. 29 to the Registration Statement on Form N-1A (File Nos. 002-89287 and 811-03967) of our report dated November 1, 2004 relating to the September 30, 2004 financial statements of First Investors Government Fund, Inc., which are included in said Registration Statement.


                                                   /s/ Tait, Weller & Baker

                                                   TAIT, WELLER & BAKER


PHILADELPHIA, PENNSYLVANIA
JANUARY 28, 2005